Exhibit 99.1

1 Fountain Square Chattanooga, TN 37402 www.unum.com

FOR IMMEDIATE RELEASE
news	Contacts INVESTORS MEDIA	Thomas A. H. White Jim Sabourin	423 294 8996 866 750 8686 423 294 6300

Unum Group Reports Third Quarter 2010 Results

Solid Operating Trends and Strong Capital Position Maintained

CHATTANOOGA, Tenn. (November 2, 2010) – Unum Group (NYSE: UNM) today reported net income of $220.8 million ($0.68 per diluted common share) for the third quarter of 2010, compared to net income of $221.1 million ($0.66 per diluted common share) for the third quarter of 2009.

Included in the results for the third quarter of 2010 are net realized after-tax investment gains of $0.9 million (less than $0.01 per diluted common share), compared to net realized after-tax gains of $9.5 million ($0.02 per diluted common share) in the third quarter of 2009. Net realized after-tax investment gains for the third quarter of 2010 include an after-tax gain of $1.1 million resulting from changes in the fair value of an embedded derivative in a modified coinsurance contract, compared to an after-tax gain of $28.9 million in the third quarter of 2009. Also included in net realized after-tax investment gains for the third quarter of 2010 are net realized after-tax investment losses of $0.2 million related to sales and write-downs of investments, compared to net after-tax losses of $19.4 million in the third quarter of 2009.

Adjusting for these items, income on an after-tax basis was $219.9 million ($0.68 per diluted common share) in the third quarter of 2010, compared to $211.6 million ($0.64 per diluted common share) in the third quarter of 2009.

“Our overall third quarter results met our expectations as the positive results in our Unum US and Colonial Life operations offset lower income in Unum UK,” said Thomas R. Watjen, president and chief executive officer.  “While the environment remains challenging, our continued strong operating performance and capital position provide us with significant financial flexibility, and we remain very well positioned to effectively manage through this environment.”

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

RESULTS BY SEGMENT

In the following discussions of the Company’s operating segment results, “operating revenue” excludes net realized investment gains and losses.  “Operating income” or “operating loss” excludes income tax and net realized investment gains and losses.

Unum US Segment

                Unum US reported operating income of $204.7 million in the third quarter of 2010, an increase of 3.9 percent from $197.1 million in the third quarter of 2009. Premium income for the segment declined 0.4 percent to $1,210.6 million in the third quarter of 2010; premium income in the third quarter of 2009 was $1,215.2 million.

Within the Unum US operating segment, the group disability line of business reported operating income of $77.8 million in the third quarter of 2010, compared to operating income of $75.0 million in the third quarter of 2009.  The 3.7 percent increase in operating income was primarily driven by an improvement in the benefit ratio for the third quarter of 2010 to 84.6 percent, compared to 85.3 percent in the third quarter of 2009.  The lower benefit ratio resulted from a higher rate of claim recoveries and a stable level of claim incidence rates for group long-term disability. Premium income in group disability declined 4.4 percent to $513.6 million in the third quarter of 2010, compared to $537.4 million in the third quarter of 2009. On-going price competition, along with challenging economic conditions which negatively impact employment levels and wage growth, and the Company’s continued commitment to disciplined pricing, renewals, and risk selection were contributing factors to the decline in premium income. Sales of fully insured group long-term disability products in the third quarter of 2010 increased 1.9 percent to $21.1 million, compared to $20.7 million in the third quarter of 2009. Sales of fully insured group short-term disability products decreased 16.7 percent to $11.5 million in the third quarter of 2010, compared to $13.8 million in the third quarter of 2009.  Premium persistency in the group long-term disability line of business was 90.2 percent through the first three quarters of 2010, compared to 87.3 percent through the first three quarters of 2009. Case persistency for this line was 88.4 percent through the first three quarters of 2010, compared to 87.2 percent through the first three quarters of 2009. Premium persistency in the group short-term disability line of business was 89.1 percent through the first three quarters of 2010, compared to 88.5 percent through the first three quarters of 2009. Case persistency for the short-term disability line was 87.2 percent through the first three quarters of 2010, compared to 86.2 percent through the first three quarters of 2009.

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

The group life and accidental death and dismemberment line of business reported a 5.6 percent increase in operating income to $52.8 million in the third quarter of 2010, compared to $50.0 million in the third quarter of 2009. Premium income for this line of business increased 2.2 percent to $300.0 million in the third quarter of 2010, compared to $293.4 million in the third quarter of 2009, reflecting favorable persistency.  The benefit ratio in the third quarter of 2010 was 70.4 percent compared to 70.3 percent in the third quarter of 2009, reflecting consistent risk experience in this line of business.  Sales of group life and accidental death and dismemberment products declined 12.3 percent in the third quarter of 2010 to $27.1 million from $30.9 million in the third quarter of 2009. Premium persistency in the group life line of business was 91.8 percent through the first three quarters of 2010, compared to 86.8 percent through the first three quarters of 2009. Case persistency in the group life line of business through the first three quarters of 2010 was 88.3 percent compared to 86.9 percent through the first three quarters of 2009.

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

The Unum US supplemental and voluntary line of business reported a 2.8 percent increase in operating income to $74.1 million in the third quarter of 2010, compared to $72.1 million in the third quarter of 2009.  The increase is attributable to higher income in the voluntary benefits line of business.  Premium income for supplemental and voluntary lines increased 3.3 percent to $397.0 million in the third quarter of 2010, compared to $384.4 million in the third quarter of 2009.  Relative to the third quarter of 2009, sales in the voluntary benefits line of business increased 26.8 percent in the third quarter of 2010, sales in the individual disability – recently issued line decreased 4.9 percent, and group long-term care sales increased 72.7 percent.

Unum UK Segment

Unum UK reported operating income of $47.2 million in the third quarter of 2010, a decrease of 19.6 percent from $58.7 million in the third quarter of 2009.  In local currency, operating income for the third quarter of 2010 decreased 15.1 percent, to £30.4 million from £35.8 million in the third quarter of 2009.

The benefit ratio in the third quarter of 2010 was 66.9 percent, compared to 50.2 percent in the comparable quarter in 2009. The unusually low benefit ratio in the third quarter of 2009 resulted from the impact of lower inflation on claim reserves associated with inflation index-linked group policies as compared to higher inflation in the third quarter of 2010.  The higher benefit ratio in the third quarter of 2010 also reflects a lower rate of claim resolutions in the group disability product line when compared to the third quarter of 2009, which was partially offset by slightly favorable risk results for the group life line.  Premium income decreased 4.9 percent to $161.4 million in the third quarter of 2010, compared to $169.7 million in the third quarter of 2009.  In local currency, premium income increased 0.7 percent to £104.1 million in the third quarter of 2010, compared to £103.4 million in the third quarter of 2009. Persistency in the group long-term disability line of business was 91.1 percent through the first three quarters of 2010, compared to 87.7 percent through the first three quarters of 2009. Persistency in the group life line of business was 92.5 percent through the first three quarters of 2010, compared to 78.2 percent through the first three quarters of 2009. Sales decreased 7.8 percent to $29.6 million in the third quarter of 2010, compared to $32.1 million in the third quarter of 2009.  In local currency, sales for the third quarter of 2010 decreased 2.6 percent to £19.1 million, compared to £19.6 million in the third quarter of 2009.

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

Colonial Life Segment

Colonial Life reported a 5.8 percent increase in operating income to $74.5 million in the third quarter of 2010, compared to $70.4 million in the third quarter of 2009.  The benefit ratio in the third quarter of 2010 was 49.9 percent, compared to 48.2 percent for the same period in 2009.  The benefit ratio increase resulted from a higher benefit ratio in the accident, sickness, and disability line which was partially offset by lower benefit ratios in both the cancer and critical illness line of business and the life line of business.  Amortization of deferred acquisition costs in the third quarter of 2010 was lower relative to the third quarter of 2009 due to updates of estimated gross profits for certain interest-sensitive policies.  Premium income for the third quarter of 2010 increased 6.2 percent to $269.3 million, compared to $253.5 million in the third quarter of 2009.  Sales increased 2.3 percent to $80.3 million in the third quarter of 2010 from $78.5 million in the third quarter of 2009, driven by strong sales in the commercial market which offset a decline in sales in the public sector market.  New accounts increased 10.2 percent in the third quarter of 2010 compared to the third quarter of 2009, and average weekly producers increased 7.4 percent compared to the third quarter of 2009.

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

Individual Disability – Closed Block Segment

The Individual Disability – Closed Block segment reported operating income of $9.8 million in the third quarter of 2010, compared to $7.2 million in the third quarter of 2009, primarily due to a lower level of expenses.  The interest adjusted loss ratio for the segment was 85.5 percent in the third quarter of 2010, compared to 81.6 percent in the third quarter of 2009.  Premium income declined 5.9 percent to $208.5 million in the third quarter of 2010 compared to $221.5 million in the third quarter of 2009 due to the expected run-off of this block.

Corporate and Other Segment

The Corporate and Other segment reported an operating loss of $10.8 million in the third quarter 2010, compared to $13.7 million in the third quarter of 2009.  Higher net investment income and lower operating expense in this year’s third quarter were partially offset by increased interest expense, reflecting the debt issuances from September of 2010 and 2009.

OTHER INFORMATION

Capital Management

At September 30, 2010, the weighted average risk-based capital for our traditional US insurance companies was approximately 410 percent; leverage was 23.3 percent; and cash and marketable securities in our holding companies equaled $1.027 billion.

Leverage is measured as total debt to total capital, which the Company defines as total long-term and short-term debt plus stockholders’ equity, excluding the net unrealized gain or loss on securities and the net gain or loss on cash flow hedges.  Leverage also excludes the non-recourse debt and associated capital of Tailwind Holdings, LLC and Northwind Holdings, LLC.

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

Shares Outstanding

The Company’s average number of shares (000s) outstanding, assuming dilution was 324,467.0 for the third quarter of 2010, compared to 332,622.1 for the third quarter of 2009.  Shares outstanding totaled 317,790.0 at September 30, 2010.  During the third quarter of 2010, the Company repurchased approximately 9.5 million shares at a total cost of $197.7 million.  At September 30, 2010, the Company had approximately $173 million remaining under its share repurchase authorization.

Book Value

Book value per common share as of September 30, 2010 was $28.08 compared to $24.86 at September 30, 2009.

OUTLOOK

The Company anticipates after-tax operating income growth for full year 2010 to be at the lower end of its previously stated outlook of a range of four percent to six percent.  Including share repurchases, the Company expects after-tax operating income per share growth to be at the higher end of that target range.

NON-GAAP RECONCILIATION

The Company analyzes its performance using non-GAAP financial measures which exclude certain items and the related tax thereon from net income.  The Company believes operating income or loss, excluding realized investment gains and losses, which may be recurring, is a better performance measure and a better indicator of the profitability and underlying trends in its business.  Realized investment gains and losses are primarily dependent on market conditions and general economic events and are not necessarily related to decisions regarding the Company’s underlying business.  The Company believes leverage excluding the non-recourse debt as well as unrealized gains and losses on securities and the net gain or loss on cash flow hedges, which also tend to fluctuate depending on market conditions and general economic trends, is an important measure.  For reconciliation to the most directly comparable GAAP measures, refer to the attached digest of earnings.

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

CONFERENCE CALL INFORMATION

Members of Unum Group senior management will host a conference call on Wednesday, November 3, 2010 at 9:00 A.M. (Eastern Time) to discuss the results of operations for the third quarter.  Topics may include forward-looking information such as the Company’s outlook on future results, trends in operations, and other material information.

The dial-in number for the conference call is (888) 812-8595 for U.S. and Canada (pass code 2301664).  For international, the dial-in number is (913) 981-5554 (pass code 2301664).  A live webcast of the call will also be available at www.investors.unum.com in a listen-only mode.  It is recommended that webcast viewers access the “Investors” section of the Company’s website and opt-in to the webcast fifteen minutes prior to the start of the call.  A replay of the call will be available by telephone and on the Company’s website through Wednesday, November 10, 2010.

In conjunction with today’s earnings announcement, the Company’s Statistical Supplement for the third quarter of 2010 is available on the “Investors” section of the Company’s website.

ABOUT UNUM GROUP

Unum (www.unum.com) is one of the leading providers of employee benefits products and services and the largest provider of disability insurance products in the United States and the United Kingdom.

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

SAFE HARBOR STATEMENT

Certain information in this press release constitutes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are those not based on historical information, but rather relate to future operations, strategies, financial results, or other developments and speak only as of the date made.  These forward-looking statements are subject to numerous assumptions, risks, and uncertainties, many of which are beyond our control.  The following factors, in addition to other factors mentioned from time to time, may cause actual results to differ materially from those contemplated by the forward-looking statements: (1) unfavorable economic or business conditions, both domestic and foreign, including the continued financial market disruption; (2) legislative, regulatory, or tax changes, both domestic and foreign, including the effect of potential legislation and increased regulation in the current political environment; (3) sustained periods of low interest rates; (4) changes in claim incidence and recovery rates due to, among other factors, the rate of unemployment and consumer confidence, the emergence of new diseases, epidemics, or pandemics, new trends and developments in medical treatments, and the effectiveness of claims management operations; (5) fluctuation in insurance reserve liabilities; (6) investment results, including but not limited to, realized investment losses resulting from impairments that differ from our assumptions and historical experience; (7) changes in interest rates, credit spreads, and securities prices; (8) increased competition from other insurers and financial services companies due to industry consolidation or other factors; (9) changes in our financial strength and credit ratings; (10) rating agency actions, state insurance department market conduct examinations and other inquiries, other governmental investigations and actions, and negative media attention; (11) effectiveness in managing our operating risks and the implementation of operational improvements and strategic growth initiatives; (12) actual experience in pricing, underwriting, and reserving that deviates from our assumptions; (13) lower than projected persistency and lower sales growth; (14) changes in accounting standards, practices, or policies; (15) effectiveness of our risk management program; (16) the level and results of litigation; (17) currency exchange rates; (18) ability of our subsidiaries to pay dividends as a result of regulatory restrictions; (19) ability and willingness of reinsurers to meet their obligations; (20) changes in assumptions related to intangible assets such as deferred acquisition costs, value of business acquired, and goodwill; (21) events or consequences relating to terrorism and acts of war, both domestic and foreign; and (22) ability to recover our systems and information in the event of a disaster or unanticipated event.

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

For further information about risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see Part I, Item 1A of our annual report on Form 10-K for the year ended December 31, 2009 and any subsequently filed Forms 10-Q.  The forward-looking statements in this press release are being made as of the date of this press release, and the Company expressly disclaims any obligation to update or revise any forward-looking statement contained herein, even if made available on our website or otherwise.

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UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

DIGEST OF EARNINGS

(Unaudited)
Unum Group (UNM:NYSE)
and Subsidiaries

($ in millions, except share data)
	Three Months Ended September 30		Nine Months Ended September 30
	2010	2009	2010	2009

Operating Revenue by Segment	$2,526.8	$2,502.6	$7,602.9	$7,556.8
Net Realized Investment Gain (Loss)	1.1	14.9	(2.8)	37.6
Total Revenue	$2,527.9	$2,517.5	$7,600.1	$7,594.4

Operating Income by Segment	$325.4	$319.7	$998.6	$958.8
Net Realized Investment Gain (Loss)	1.1	14.9	(2.8)	37.6
Income Tax	105.7	113.5	335.5	343.2
Net Income	$220.8	$221.1	$660.3	$653.2

PER SHARE INFORMATION

Net Income Per Common Share
Basic	$0.68	$0.67	$2.01	$1.97
Assuming Dilution	$0.68	$0.66	$2.00	$1.97

Weighted Average Common Shares - Basic (000s)	323,083.5	331,411.2	328,828.6	331,132.6
Weighted Average Common Shares - Assuming Dilution (000s)	324,467.0	332,622.1	330,173.1	331,850.6

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

	Three Months Ended September 30
	2010		2009
	(in millions)	per share *	(in millions)	per share *

After-tax Operating Income	$219.9	$0.68	$211.6	$0.64
Net Realized Investment Gain, Net of Tax	0.9	-	9.5	0.02
Net Income	$220.8	$0.68	$221.1	$0.66

* Assuming Dilution
	September 30
	2010		2009
	(in millions)	per share	(in millions)	per share

Total Stockholders' Equity (Book Value)	$8,924.1	$28.08	$8,243.0	$24.86
Net Unrealized Gain on Securities	487.9	1.53	385.7	1.17
Net Gain on Cash Flow Hedges	413.0	1.30	359.1	1.08
Subtotal	8,023.2	25.25	7,498.2	22.61
Foreign Currency Translation Adjustment	(103.4)	(0.32)	(90.5)	(0.27)
Subtotal	8,126.6	25.57	7,588.7	22.88
Unrecognized Pension and Postretirement Benefit Costs	(303.7)	(0.96)	(389.4)	(1.18)
Total Stockholders' Equity, As Adjusted	$8,430.3	$26.53	$7,978.1	$24.06

	September 30
	2010
	(in millions)

Debt, As Reported	$2,886.4
Exclude Non-recourse Debt	732.5
Debt, As Adjusted	$2,153.9

Total Stockholders' Equity, As Reported	$8,924.1
Exclude Net Unrealized Gain on Securities and
Net Gain on Cash Flow Hedges	900.9
Exclude Northwind and Tailwind Capital	917.0
	7,106.2
Debt, As Adjusted	2,153.9
Total Capital, As Adjusted	$9,260.1

Debt to Capital Ratio	23.3%

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

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